Exhibit 99.1
SolarWinds Announces First Quarter 2021 Results
AUSTIN, Texas - April 29, 2021 - SolarWinds Corporation (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its first quarter ended March 31, 2021.
On a GAAP basis:
•Total revenue for the first quarter of $256.9 million, representing 4.0% year-over-year growth.
•Total recurring revenue for the first quarter of $232.0 million, representing 10.5% year-over-year growth. Total recurring revenue includes:
◦Maintenance revenue for the first quarter of $123.0 million, representing 5.8% year-over-year growth.
◦Subscription revenue for the first quarter of $109.0 million, representing 16.4% year-over-year growth.
•Net loss for the first quarter of $7.2 million.
On a non-GAAP basis:
•Non-GAAP total revenue for the first quarter of $257.0 million, representing 3.4% year-over-year growth.
•Non-GAAP total recurring revenue for the first quarter of $232.1 million, representing 9.7% year-over-year growth. Non-GAAP total recurring revenue includes:
◦Non-GAAP maintenance revenue for the first quarter of $123.0 million, representing 5.8% year-over-year growth.
◦Non-GAAP subscription revenue for the first quarter of $109.1 million, representing 14.6% year-over-year growth.
•Adjusted EBITDA for the first quarter of $106.5 million, representing a margin of 41.4% of non-GAAP total revenue.
For a reconciliation of our GAAP to non-GAAP results, please see the tables below.
“Our first quarter results, which exceeded the high end of our previously provided outlook with respect to both non-GAAP total revenue and adjusted EBITDA, are a testament to our team’s focus and commitment” said Sudhakar Ramakrishna, president and Chief Executive Officer, SolarWinds. “We continue to deliver value, enhance our relevance, and make significant progress executing on our ‘secure by design’ initiative. We believe the resiliency we see in our business, coupled with the ongoing commitment and support from our customers and partners, gives us a strong momentum on our journey to help all manner of IT professionals transform their businesses faster in a hybrid IT world.”
Additional highlights include:
•SolarWinds announced the APM Integrated Experience for the SolarWinds® application performance management (APM) solutions—AppOptics™, Loggly®, and Pingdom®—consolidating access to application performance metrics, traces, logs, and user experience into a common navigation experience for technology professionals. The new APM Integrated Experience helps reduce much of the complexity associated with modern APM by streamlining visibility into critical application and infrastructure performance and empowering tech pros with faster, easier troubleshooting.
•A number of key customers, including the company’s largest customer and those in the federal sector, completed multi-year renewals and license expansions in the first quarter, validating the team’s proactive and sustained efforts to ensure the safety and security of customers while delivering industry leading solutions.
•The company plans to continue efforts to build momentum in the Database monitoring segment with the formation of a dedicated core team to capture a large and growing market opportunity.

•SolarWinds MSP completed its rebrand to N-able across its platform and solutions, corporate website (www.n-able.com), and partner community sites in the first quarter of 2021.
•The integration of Microsoft Intune with N-able™ N-central® is now generally available. N-central users can control Intune-managed devices directly from the N-central dashboard, maintain consistent policies and configurations, as well as see all alerts for devices and create consolidated reports all in one place. In addition, N-able continued to expand its monitoring breadth, including enabling remote access capabilities into additional network device types, and extended Apple device support with new remote management capabilities for Mac workstations and iOS devices.
•Over the past three months, the company has implemented a series of actions that are designed to better secure its internal environment and systems against attacks, including zero trust and least privilege access mechanisms and further addressing possible risks associated with third-party applications access. In addition, N-able has implemented in-product security enhancements to the N-able platform, including, multi-factor authentication, single sign-on, SSH for network devices, in addition to more secure development and testing procedures.
Upcoming Investor Conferences
During the second quarter of 2021, SolarWinds executives plan to present at the following virtual investor conferences.
•J.P. Morgan Global Technology, Media, and Communications Conference on May 26, 2021
•Baird 2021 Global Consumer, Technology and Services Conference on June 8, 2021
An audio webcast will be available at the time of the presentation and for a limited time there after at http://investors.solarwinds.com.
Balance Sheet
At March 31, 2021, total cash and cash equivalents were $374.4 million and total debt was $1.9 billion.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds' use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
Financial Outlook
As of April 29, 2021, SolarWinds is providing its financial outlook for the second quarter of 2021. The financial outlook for the N-able business is based on the assumption that the potential separation of the N-able business is completed at the end of the second quarter of 2021. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP revenue and revenue growth, adjusted EBITDA and non-GAAP diluted earnings per share. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization, the impact of purchase accounting from acquisitions, costs related to the exploration of a potential spin-off of SolarWinds’ N-able business, certain expenses related to the cyberattack that occurred in December 2020 (the "Cyber Incident") and other costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for Second Quarter of 2021
SolarWinds’ management currently expects to achieve the following results for the second quarter of 2021:
•Non-GAAP total revenue in the range of $254.0 to $258.0 million, representing growth over the second quarter of 2020 non-GAAP total revenue of 3% to 5%.
◦Core IT Management non-GAAP total revenue in the range of $170.5 to $174.0 million, representing growth over the second quarter of 2020 non-GAAP total revenue of approximately (1.6%) to 0.4%.
◦N-able GAAP total revenue in the range of $83.5 to $84.0 million, representing growth over the second quarter of 2020 GAAP total revenue of approximately 14%.

•Adjusted EBITDA in the range of $102.0 to $104.0 million, representing approximately 40% of non-GAAP total revenue.
•Non-GAAP diluted earnings per share of $0.21.
•Weighted average outstanding diluted shares of approximately 319.6 million.
Additional details on the company's outlook will be provided on the conference call.
Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, business and business outlook at 7:30 a.m. CT (8:30 a.m. ET/5:30 a.m. PT). A live webcast of the call and materials presented during the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (833) 968-2238 and internationally at +1 (825) 312-2061. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference ID 1676649. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the discovery of new or different information regarding the Cyber Incident or of additional vulnerabilities within, or attacks on, our products, services and systems, (b) the possibility that our mitigation and remediation efforts with respect to the Cyber Incident may not be successful, (c) the possibility that customer, personnel or other confidential or proprietary information was exfiltrated as a result of the Cyber Incident, (d) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident may result in the loss, compromise or corruption of data and proprietary information, loss of business as a result of termination or non-renewal of agreements or reduced purchases or upgrades of our products, severe reputational damage adversely affecting customer, partner and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, U.S. or foreign regulatory investigations and enforcement actions, litigation, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation and the incurrence of other liabilities, (e) risks that our insurance coverage, including coverage relating to certain security and privacy damages and claim expenses, may not be available or sufficient to compensate for all liabilities we incur related to these matters, (f) the possibility that our steps to secure our internal environment, improve our product development environment and ensure the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against threat actors or Cyber Incident, (g) risks related to the potential spin-off of our N-able business into a newly created and separately traded public company, including that the process of potentially completing the spin-off could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to either business, and that the spin-off may not be completed in accordance with our expected plans or anticipated timelines, or at all; (h) the possibility that the global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (i) any of the following factors either generally or as a result of the impacts of the Cyber Incident or the global COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (2) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers, (3) any decline in our renewal or net retention rates, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades or pricing model changes by SolarWinds or its competitors, (6) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, and (7) risks associated with our international operations; (j) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to support our business or expand our operations; (k) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (l)

our status as a controlled company; and (m) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2020 filed on March 1, 2021 and the Form 10-Q for the quarter ended March 31, 2021 that SolarWinds anticipates filing on or before May 10, 2021. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Revenue. We define non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue, and non-GAAP total revenue as subscription revenue, maintenance revenue, license revenue, and total revenue, respectively, excluding the impact of purchase accounting from acquisitions. The non-GAAP revenue growth rates we provide are calculated using non-GAAP revenue from the comparable prior period. We monitor these measures to assess our performance because we believe our revenue growth rates would be overstated without these adjustments. We believe presenting non-GAAP subscription revenue, non-GAAP maintenance revenue, non-GAAP license revenue and non-GAAP total revenue aids in the comparability between periods and in assessing our overall operating performance.
Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance and expectations regarding future performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results and future period estimated results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins using non-GAAP revenue as discussed above and excluding such items as the write-down of deferred revenue related to purchase accounting, amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and other costs, spin-off exploration costs, restructuring costs and Cyber Incident costs. Management believes these measures are useful for the following reasons:

•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-

GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Stock-Based Compensation Expense and Related Employer-paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Acquisition and Other Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain other costs including expense related to our offerings. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Spin-off Exploration Costs. We exclude certain expense items resulting from the exploration of a potential spin-off transaction of our N-able business into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, implementation and integration costs, duplicative costs for subscriptions and information technology systems, employee and contractor costs and other incremental separation costs related to the potential spin-off of the N-able business. The potential spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs. We provide non-GAAP information that excludes restructuring costs such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities and costs related to the separation of employment with executives of the Company. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Cyber Incident Costs. We exclude certain expenses resulting from the Cyber Incident. Expenses include costs to investigate and remediate the Cyber Incident, and legal and other professional services related thereto, and consulting services being provided to customers at no charge. Cyber Incident costs are provided net of insurance reimbursements, although the timing of recognizing insurance reimbursements may differ from the timing of recognizing the associated expenses. We expect to incur significant legal and other professional services expenses associated with the Cyber Incident in future periods. The Cyber Incident results in operating expenses that would not have otherwise been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. We continue to invest significantly in cybersecurity and expect to make additional investments. These estimated investments are in addition to the Cyber Incident costs and not included in the net Cyber Incident costs reported.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss)

excluding the adjustments to non-GAAP revenue, non-GAAP cost of revenue and non-GAAP operating income, losses on extinguishment of debt, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, spin-off exploration costs, Cyber Incident costs, interest expense, net, debt related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with acquisitions, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, spin-off exploration costs, restructuring costs, Cyber Incident costs, employer-paid payroll taxes on stock awards and other one time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
#SWIfinancials
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of powerful and affordable IT infrastructure management software. Our products give organizations worldwide, regardless of type, size or IT infrastructure complexity, the power to monitor and manage the performance of their IT environments, whether on-premises, in the cloud, or in hybrid models. We continuously engage with all types of technology professionals—IT operations professionals, DevOps professionals, and managed service providers (MSPs)—to understand the challenges they face maintaining high-performing and highly available IT infrastructures. The insights we gain from engaging with them, in places like our THWACK® online community, allow us to build products that solve well-understood IT management challenges in ways that technology professionals want them solved. This focus on the user and commitment to excellence in end-to-end hybrid IT performance management has established SolarWinds as a worldwide leader in network management software and MSP solutions. Learn more today at www.solarwinds.com.
The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.
© 2021 SolarWinds Worldwide, LLC. All rights reserved.
CONTACTS:

Investors:	Media:
Howard Ma Phone: 512.498.6707 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9535 pr@solarwinds.com

SolarWinds Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$374,352	$370,498
Accounts receivable, net of allowances of $3,023 and $2,736 as of March 31, 2021 and December 31, 2020, respectively	116,271	114,298
Income tax receivable	2,286	2,273
Prepaid and other current assets	37,501	25,664
Total current assets	530,410	512,733
Property and equipment, net	58,507	58,649
Operating lease assets	108,030	110,961
Deferred taxes	143,080	149,455
Goodwill	4,192,328	4,249,402
Intangible assets, net	524,320	592,985
Other assets, net	37,837	36,298
Total assets	$5,594,512	$5,710,483
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,299	$17,932
Accrued liabilities and other	56,594	72,971
Current operating lease liabilities	18,476	17,811
Accrued interest payable	154	157
Income taxes payable	11,324	16,358
Current portion of deferred revenue	343,412	346,075
Current debt obligation	19,900	19,900
Total current liabilities	469,159	491,204
Long-term liabilities:
Deferred revenue, net of current portion	34,853	36,679
Non-current deferred taxes	47,706	59,149
Non-current operating lease liabilities	111,102	115,071
Other long-term liabilities	101,590	115,021
Long-term debt, net of current portion	1,879,936	1,882,672
Total liabilities	2,644,346	2,699,796
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 315,403,617 and 313,039,222 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	315	313
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	3,124,493	3,112,106
Accumulated other comprehensive income	61,462	127,212
Accumulated deficit	(236,104)	(228,944)
Total stockholders’ equity	2,950,166	3,010,687
Total liabilities and stockholders’ equity	$5,594,512	$5,710,483

SolarWinds Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Subscription	$108,988	$93,635
Maintenance	123,040	116,349
Total recurring revenue	232,028	209,984
License	24,874	36,966
Total revenue	256,902	246,950
Cost of revenue:
Cost of recurring revenue	26,958	22,501
Amortization of acquired technologies	43,121	44,492
Total cost of revenue	70,079	66,993
Gross profit	186,823	179,957
Operating expenses:
Sales and marketing	83,297	72,378
Research and development	37,761	31,845
General and administrative	47,710	29,755
Amortization of acquired intangibles	20,057	18,296
Total operating expenses	188,825	152,274
Operating income (loss)	(2,002)	27,683
Other income (expense):
Interest expense, net	(16,174)	(24,095)
Other income (expense), net	127	(758)
Total other income (expense)	(16,047)	(24,853)
Income (loss) before income taxes	(18,049)	2,830
Income tax expense (benefit)	(10,889)	2,415
Net income (loss)	$(7,160)	$415
Net income (loss) available to common stockholders	$(7,160)	$412
Net income (loss) available to common stockholders per share:
Basic earnings (loss) per share	$(0.02)	$—
Diluted earnings (loss) per share	$(0.02)	$—
Weighted-average shares used to compute net income (loss) available to common stockholders per share:
Shares used in computation of basic earnings (loss) per share	314,246	308,937
Shares used in computation of diluted earnings (loss) per share	314,246	312,865

SolarWinds Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net income (loss)	$(7,160)	$415
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	69,685	67,768
Provision for losses on accounts receivable	696	3,014
Stock-based compensation expense	17,063	11,268
Amortization of debt issuance costs	2,239	2,288
Deferred taxes	(8,985)	(8,744)
(Gain) loss on foreign currency exchange rates	(1,041)	983
Other non-cash expenses (benefits)	2,268	(190)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(4,076)	(4,084)
Income taxes receivable	(71)	(583)
Prepaid and other assets	(13,190)	(4,092)
Accounts payable	1,520	(3,047)
Accrued liabilities and other	(15,310)	(5,800)
Accrued interest payable	(3)	(45)
Income taxes payable	(17,467)	4,566
Deferred revenue	763	14,739
Other long-term liabilities	—	(85)
Net cash provided by operating activities	26,931	78,371
Cash flows from investing activities
Purchases of property and equipment	(5,806)	(6,536)
Purchases of intangible assets	(2,170)	(1,694)
Acquisitions, net of cash acquired	447	—
Net cash used in investing activities	(7,529)	(8,230)
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	3,129	2,357
Repurchase of common stock and incentive restricted stock	(8,588)	(1,571)
Exercise of stock options	11	51
Repayments of borrowings from credit agreement	(4,975)	(4,975)
Net cash used in financing activities	(10,423)	(4,138)
Effect of exchange rate changes on cash and cash equivalents	(5,125)	(2,420)
Net increase in cash and cash equivalents	3,854	63,583
Cash and cash equivalents
Beginning of period	370,498	173,372
End of period	$374,352	$236,955

Supplemental disclosure of cash flow information
Cash paid for interest	$13,993	$21,972
Cash paid for income taxes	$14,408	$6,035

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
	2021	2020

	(in thousands, except margin data)
Revenue:
GAAP subscription revenue	$108,988	$93,635
Impact of purchase accounting	79	1,513
Non-GAAP subscription revenue	109,067	95,148
GAAP maintenance revenue	123,040	116,349
Impact of purchase accounting	—	—
Non-GAAP maintenance revenue	123,040	116,349
GAAP total recurring revenue	232,028	209,984
Impact of purchase accounting	79	1,513
Non-GAAP total recurring revenue	232,107	211,497
GAAP license revenue	24,874	36,966
Impact of purchase accounting	—	—
Non-GAAP license revenue	24,874	36,966
Total GAAP revenue	$256,902	$246,950
Impact of purchase accounting	$79	$1,513
Total non-GAAP revenue	$256,981	$248,463

GAAP cost of revenue	$70,079	$66,993
Stock-based compensation expense and related employer-paid payroll taxes	(648)	(491)
Amortization of acquired technologies	(43,121)	(44,492)
Acquisition and other costs	(2)	(9)
Cyber Incident costs	(822)	—
Non-GAAP cost of revenue	$25,486	$22,001

GAAP gross profit	$186,823	$179,957
Impact of purchase accounting	79	1,513
Stock-based compensation expense and related employer-paid payroll taxes	648	491
Amortization of acquired technologies	43,121	44,492
Acquisition and other costs	2	9
Cyber Incident costs	822	—
Non-GAAP gross profit	$231,495	$226,462
GAAP gross margin	72.7%	72.9%
Non-GAAP gross margin	90.1%	91.1%

GAAP sales and marketing expense	$83,297	$72,378
Stock-based compensation expense and related employer-paid payroll taxes	(6,825)	(3,335)
Acquisition and other costs	—	(31)
Spin-off exploration costs	(439)	—
Restructuring costs	(140)	(33)
Cyber Incident costs	(766)	—
Non-GAAP sales and marketing expense	$75,127	$68,979

GAAP research and development expense	$37,761	$31,845
Stock-based compensation expense and related employer-paid payroll taxes	(4,431)	(3,288)
Acquisition and other costs	(151)	(9)
Spin-off exploration costs	(219)	—
Cyber Incident costs	(8)	—
Non-GAAP research and development expense	$32,952	$28,548

	Three Months Ended March 31,
	2021	2020

	(in thousands, except margin data)

GAAP general and administrative expense	$47,710	$29,755
Stock-based compensation expense and related employer-paid payroll taxes	(6,208)	(4,369)
Acquisition and other costs	(773)	(1,894)
Spin-off exploration costs	(9,237)	—
Restructuring costs	(269)	(189)
Cyber Incident costs(1)	(8,567)	—
Non-GAAP general and administrative expense	$22,656	$23,303

GAAP operating expenses	$188,825	$152,274
Stock-based compensation expense and related employer-paid payroll taxes	(17,464)	(10,992)
Amortization of acquired intangibles	(20,057)	(18,296)
Acquisition and other costs	(924)	(1,934)
Spin-off exploration costs	(9,895)	—
Restructuring costs	(409)	(222)
Cyber Incident costs(1)	(9,341)	—
Non-GAAP operating expenses	$130,735	$120,830

GAAP operating income (loss)	$(2,002)	$27,683
Impact of purchase accounting	79	1,513
Stock-based compensation expense and related employer-paid payroll taxes	18,112	11,483
Amortization of acquired technologies	43,121	44,492
Amortization of acquired intangibles	20,057	18,296
Acquisition and other costs	926	1,943
Spin-off exploration costs	9,895	—
Restructuring costs	409	222
Cyber Incident costs(1)	10,163	—
Non-GAAP operating income	$100,760	$105,632
GAAP operating margin	(0.8)%	11.2%
Non-GAAP operating margin	39.2%	42.5%

GAAP net income (loss)	$(7,160)	$415
Impact of purchase accounting	79	1,513
Stock-based compensation expense and related employer-paid payroll taxes	18,112	11,483
Amortization of acquired technologies	43,121	44,492
Amortization of acquired intangibles	20,057	18,296
Acquisition and other costs	926	1,943
Spin-off exploration costs	9,895	—
Restructuring costs	409	222
Cyber Incident costs(1)	10,163	—
Tax benefits associated with above adjustments	(22,113)	(14,453)
Non-GAAP net income	$73,489	$63,911

GAAP diluted earnings (loss) per share	$(0.02)	$—
Non-GAAP diluted earnings per share	$0.23	$0.20
_______________
(1) Cyber Incident costs for the three months ended March 31, 2021 are presented net of $10.2 million of insurance proceeds deemed probable of recovery.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2021	2020

	(in thousands)
Net income (loss)	$(7,160)	$415
Amortization and depreciation	69,685	67,768
Income tax expense (benefit)	(10,889)	2,415
Interest expense, net	16,174	24,095
Impact of purchase accounting on total revenue	79	1,513
Unrealized foreign currency (gains) losses	(1,041)	983
Acquisition and other costs	926	1,943
Spin-off exploration costs	9,895	—
Debt related costs	99	93
Stock-based compensation expense and related employer-paid payroll taxes	18,112	11,483
Restructuring costs	409	222
Cyber Incident costs(1)	10,163	—
Adjusted EBITDA	$106,452	$110,930
Adjusted EBITDA margin	41.4%	44.6%
_______________
(1) Cyber Incident costs for the three months ended March 31, 2021 are presented net of $10.2 million of insurance proceeds deemed probable of recovery.

Reconciliation of Non-GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(Unaudited)

	Three Months Ended March 31,
	2021	2020	Growth Rate

	(in thousands, except percentages)
GAAP subscription revenue	$108,988	$93,635	16.4%
Impact of purchase accounting	79	1,513	(1.8)
Non-GAAP subscription revenue	109,067	95,148	14.6
Estimated foreign currency impact(1)	(3,479)	—	(3.7)
Non-GAAP subscription revenue on a constant currency basis	$105,588	$95,148	11.0%

GAAP maintenance revenue	$123,040	$116,349	5.8%
Impact of purchase accounting	—	—	—
Non-GAAP maintenance revenue	123,040	116,349	5.8
Estimated foreign currency impact(1)	(1,610)	—	(1.4)
Non-GAAP maintenance revenue on a constant currency basis	$121,430	$116,349	4.4%

GAAP total recurring revenue	$232,028	$209,984	10.5%
Impact of purchase accounting	79	1,513	(0.8)
Non-GAAP total recurring revenue	232,107	211,497	9.7
Estimated foreign currency impact(1)	(5,089)	—	(2.4)
Non-GAAP total recurring revenue on a constant currency basis	$227,018	$211,497	7.3%

GAAP license revenue	$24,874	$36,966	(32.7)%
Impact of purchase accounting	—	—	—
Non-GAAP license revenue	24,874	36,966	(32.7)
Estimated foreign currency impact(1)	(481)	—	(1.3)
Non-GAAP license revenue on a constant currency basis	$24,393	$36,966	(34.0)%

Total GAAP revenue	$256,902	$246,950	4.0%
Impact of purchase accounting	79	1,513	(0.6)
Non-GAAP total revenue	256,981	248,463	3.4
Estimated foreign currency impact(1)	(5,570)	—	(2.2)
Non-GAAP total revenue on a constant currency basis	$251,411	$248,463	1.2%

Total GAAP revenue - Core IT Management	$173,856	$173,737	0.1%
Impact of purchase accounting	79	1,513	(0.9)
Non-GAAP total revenue - Core IT Management	173,935	175,250	(0.8)
Estimated foreign currency impact(1)	(2,198)	—	(1.3)
Non-GAAP total revenue on a constant currency basis - Core IT Management	$171,737	$175,250	(2.0)%

Total GAAP revenue - N-able	$83,046	$73,213	13.4%
Impact of purchase accounting	—	—	—
Non-GAAP total revenue - N-able	83,046	73,213	13.4
Estimated foreign currency impact(1)	(3,372)	—	(4.6)
Non-GAAP total revenue on a constant currency basis - N-able	$79,674	$73,213	8.8%
_______
(1)The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three months ended March 31, 2021.

Reconciliation of Unlevered Free Cash Flow
(Unaudited)

	Three Months Ended March 31,
	2021	2020

	(in thousands)
Net cash provided by operating activities	$26,931	$78,371
Capital expenditures(1)	(7,976)	(8,230)
Free cash flow	18,955	70,141
Cash paid for interest and other debt related items	14,033	21,945
Cash paid for acquisition and other costs, spin-off exploration costs, restructuring costs, Cyber Incident costs, employer-paid payroll taxes on stock awards and other one time items	21,400	3,711
Unlevered free cash flow (excluding forfeited tax shield)	54,388	95,797
Forfeited tax shield related to interest payments(2)	(3,148)	(4,944)
Unlevered free cash flow	$51,240	$90,853
_______________
(1)Includes purchases of property and equipment and purchases of intangible assets.
(2)Forfeited tax shield related to interest payments assumes a statutory rate of 22.5% for the three months ended March 31, 2021 and 2020.